UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2021

TS Innovation Acquisitions Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rockefeller Center

45 Rockefeller Plaza

New York, New York 10111

Telephone: (212) 715-0300

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 715-0300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	TSIAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	TSIA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	TSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on January 24, 2021, TS Innovation Acquisitions Corp., a Delaware corporation (“TSIA”) entered into an Agreement and Plan of Merger, by and among TSIA, Latch, Inc., a Delaware corporation (“Latch”) and Lionet Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of TSIA (“Merger Sub”), pursuant to which Merger Sub will merge with and into Latch, with Latch surviving the merger as a wholly owned subsidiary of TSIA.

On May 24, 2021, Latch, Inc., a Delaware corporation (“Latch”) issued a press release announcing a business update with respect to Latch’s expansion into commercial office space with the launch of its operating system, LatchOS, for offices.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release issued by Latch on May 24, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TS INNOVATION ACQUISITIONS CORP.

By:	/s/ Paul A. Galiano
Name: Paul A. Galiano
Title: Chief Operating Officer, Chief Financial Officer and Director

Date: May 24, 2021